FOR IMMEDIATE RELEASE

Investor and Media Contact:

John Bluth

Senior Director

Corporate Communications & Investor Relations

CV Therapeutics, Inc.

(650) 384-8850

MERLIN TIMI-36 STUDY ACCEPTED AS LATE BREAKING CLINICAL TRIAL AT AMERICAN COLLEGE OF CARDIOLOGY

ANNUAL SCIENTIFIC SESSION

Additional Late Breaker Accepted for Regadenoson; Six Other Abstracts Accepted

PALO ALTO, Calif., February 7, 2007

CV Therapeutics, Inc. (Nasdaq: CVTX) announced today that two late breaking clinical trials, including the MERLIN TIMI--36 study and a regadenoson trial, and six other abstracts have been accepted for presentation at the American College of Cardiology (ACC) Annual Scientific Session March 24-27, 2007 in New Orleans.

The MERLIN TIMI-36 study (Metabolic Efficiency with Ranolazine for Less Ischemia in Non-ST Elevation Acute Coronary Syndromes) is scheduled for presentation as a late breaking clinical trial at 8:50 a.m. Central time on Tuesday, March 27.

The RegEx trial (Multicenter, Randomized, Double-Blind, Placebo and Active-Controlled Trial of the Safety and Effect on Image Quality and Detection of Perfusion Defects in Patients Undergoing Regadenoson Submaximal Exercise Myocardial Perfusion Imaging Versus Adenosine Supine Myocardial Perfusion Imaging) is scheduled for presentation as a late breaking clinical trial at 1:45 p.m. Central time on Monday, March 26.

Other accepted abstracts include:

Ranexa(R) (ranolazine extended-release tablets)

Long-Term Therapy with Ranolazine Decreases mRNA and Protein Expression of the Transcriptional Repressor Nab1 and the Transcription Factor Egr1 in Dogs with Chronic Heart Failure; Poster, Sunday, March 25, 9:00 - -10:00 a.m. CDT

Ranolazine Normalizes Action Potential Duration of Hypertrophied Ventricular Cardiomyocytes ; Poster, Monday, March 26, 9:00 - -9:50 a.m. CDT

Association Between Recurrent Ischemia on Continuous ECG (Holter) Monitoring and Short and Long Term Mortality in Patients with Non-ST-Elevation ACS in the MERLIN TIMI -- -36 Trial; Poster, Monday, March 26, 2:30 - -3:30 p.m. CDT

Chronic Angina

Less is More, None is Better: Angina and Health Related Quality of Life; Poster, Monday, March 26, 2:30 - -3:30 p.m. CDT

Profile of the Patient with Persistent Angina and Significant Coronary Disease; Oral, Monday, March 26, 4:00 - -4:15 p.m. CDT

Tecadenoson/CVT--3619

Ventricular Rate Control in the Goat Model of Atrial Fibrillation: Synergistic Effects of Metoprolol and Adenosine Receptor Agonists; Poster, Monday, March 26, 10:00 - -11:00 a.m. CDT

About CV Therapeutics

CV Therapeutics, Inc., headquartered in Palo Alto, California, is a biopharmaceutical company focused on applying molecular cardiology to the discovery, development and commercialization of novel, small molecule drugs for the treatment of cardiovascular diseases.

CV Therapeutics'' approved product, Ranexa® (R) (ranolazine extended-release tablets), is indicated for the treatment of chronic angina in patients who have not achieved an adequate response with other antianginal drugs, and should be used in combination with amlodipine, beta-blockers or nitrates.

CV Therapeutics also has other clinical and preclinical drug development candidates and programs, including regadenoson, which is being developed for potential use as a pharmacologic stress agent in myocardial perfusion imaging studies and CVT-6883, which is being developed as a potential treatment for asthma and other conditions. These product candidates have not been determined by any regulatory authorities to be safe or effective in humans for any use.

Except for the historical information contained herein, the matters set forth in this press release are forward-looking statements within the meaning of the ""safe harbor"" provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially, including regulatory review and approval of our products; special protocol assessment agreement; the conduct, timing and results of clinical trials, including the MERLIN TIMII--36 study; commercialization of products; market acceptance of products; product labeling; and other risks detailed from time to time in CV Therapeutics' SEC reports, including its Quarterly Report on Form 10-Q for the quarter ended September 30, 2006. CV Therapeutics disclaims any intent or obligation to update these forward-looking statements.